Exhibit 99.1

Investor Relations

ir@newmediainv.com

(212) 479-3160

New Media Announces Second Quarter 2014 Results and Dividend of $0.27 per Common Share

New Media Investment Group Inc. (NYSE: NEWM; “New Media” or the “Company”) today reported its financial results for the second quarter ended June 29, 2014.

Financial Summary:

•	New Media declares a cash dividend of $0.27 per share of common stock for the second quarter of 2014

•	Total revenues of $158.4 million, an increase of 32.5% to prior year, or a decline of 0.5% on a same store basis*

•	GAAP net (loss) of ($3.3) million; however, when adjusting for the expenses related to the refinancing completed in the quarter, as adjusted net income was $7.6 million, or $0.25 per share*

•	As Adjusted EBITDA of $24.3 million, an increase of 35.8% to prior year, or 2.5% on a same store basis*

•	Free cash flow of $19.6 million, or $0.65 per share, a 7.9% increase to prior year on a same store basis*

•	Operating income of $7.4 million, an increase of $5.0 million to prior year

•	Digital revenue of $14.5 million, an increase of 4.4% on a same store basis; Propel Marketing (“Propel”) contributed $4.5 million to Digital revenue*

•	Liquidity, consisting of cash on the balance sheet and undrawn revolver, was $56.3 million as of June 29, 2014

Business Highlights:

•	Refinanced credit facility on June 4, 2014, resulting in lower interest and amortization costs

•	Closed on two acquisitions on June 30, 2014 with a total purchase price of $15.3 million

•	Announced the signing of an asset purchase agreement to acquire The Providence Journal from A. H. Belo Corporation for $46.0 million. The transaction is expected to close in the third quarter of 2014 subject to customary closing conditions

Summary of Second Quarter 2014 Results

($ in millions except per share data)
GAAP Reporting	2Q 2014
Revenues	$158.4
Operating income	$7.4
Net (loss)	($3.3)

Non-GAAP Reporting*	2Q 2014
As Adjusted net income	$7.6
As Adjusted EBITDA	$24.3
Free cash flow	$19.6
Free cash flow per share	$0.65

*	For definitions and reconciliations of Non-GAAP Reporting measures, please refer to the Non-GAAP Financial Measures Note and reconciliations below.

Michael E. Reed, New Media President and Chief Executive Officer commented, “Our strong second quarter results mark New Media’s sixth consecutive quarter of improving revenue trends, driven by more than 60% of total revenues coming from stable to growing segments of our business. The Company experienced strong cash flow performance in the quarter with As Adjusted EBITDA of $24.3 million and free cash flow per share of $0.65, both up over prior year by 2.5% and 7.9%, respectively, on a same store basis. We are also very pleased to announce our first quarterly dividend of $0.27 per share of common stock for the second quarter of 2014.

“Since Q1 2014, New Media has continued to execute on its acquisition strategy with three announced deals for a total purchase price of $61.3 million. The Company also successfully completed a refinancing of our credit facilities lowering our interest and amortization costs, while also improving our operating flexibility and liquidity position. We closed the quarter with investable liquidity of more than $56 million and our pipeline for potential acquisitions is strong and growing. As we look forward to the second half of 2014, we believe we are well positioned to create substantial value for our shareholders.”

Second Quarter 2014 Financial Results

New Media recorded revenues of $158.4 million for the quarter, which represents an increase of 32.5% when compared to the prior year, and a decline of 0.5% on a same store basis. This represents the Company’s lowest quarterly decline in the past six quarters.

Total Print Advertising declined 4.0% on a same store basis driven by Local Display and Classified Print revenue, which declined 9.2% and 0.7%, respectively, on a same store basis. Classified Print showed significant improvement over prior quarters driven by obituaries revenue growth and more stable employment, automotive and real estate advertising. The Company experienced strong revenue performance from Commercial Printing and Other, and Digital, which increased 14.8% and 4.4%, respectively, from the prior year on a same store basis. Propel contributed $4.5 million to the second quarter Digital revenue, an increase of $2.9 million from the prior year on a same store basis.

Total expenses in the quarter of $134.1 million were down $1.5 million, or 1.1% compared to the prior year on a same store basis after adjusting for non-recurring and non-cash items.

Net (loss) for the quarter was ($3.3) million, compared to ($14.1) million in the prior year, representing an improvement of $10.9 million. After adjusting for the expenses related to our refinancing completed in the second quarter, our as adjusted net income was $7.6 million, or $0.25 per share. The refinancing expenses include loss on extinguished debt of $9.0 million plus fees for the period related to the debt refinance of $1.9 million.

As Adjusted EBITDA for the quarter was $24.3 million, which increased 35.8% over the prior year, and 2.5% on a same store basis.

Free cash flow for the quarter was $19.6 million, or $0.65 per share, which increased 7.9% versus the prior year on a same store basis. Operating income of $7.4 million was an increase of $5.0 million to the prior year.

Liquidity at the end of the quarter was approximately $56.3 million comprised of $31.3 million of unrestricted cash on the balance sheet and $25.0 million of revolver available.

Second Quarter 2014 Dividend

New Media’s Board of Directors declared a second quarter 2014 cash dividend of $0.27 per share of common stock. The dividend is payable on August 21, 2014 to shareholders of record as of the close of business on August 12, 2014.

The declaration and payment of any dividends are at the sole discretion of the Board of Directors, which may decide to change the Company’s dividend policy at any time.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of New Media’s website, www.newmediainv.com and the Company’s Quarterly Report on Form 10-Q, which will be available on the Company’s website. Nothing on our website is included or incorporated by reference herein.

Earnings Conference Call

New Media’s management will host a conference call on Thursday, July 31, 2014 at 11:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of New Media’s website, www.newmediainv.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-877-601-8827 (from within the U.S.) or 1-918-534-8645 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Media Second Quarter Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newmediainv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through 11:59 P.M. Eastern Time on Thursday, August 14, 2014 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “75479849.”

Fortress Public Filings, Earnings Release and Conference Call

Certain financial information and results for New Media may be disclosed by Fortress Investment Group LLC (NYSE: FIG, “Fortress”) in annual and quarterly reports and other public filings with the Securities and Exchange Commission, as well as in earnings releases and conference calls. These disclosures may occur prior to the release of this information by New Media.

Management of Fortress will host a conference call on July 31, 2014 at 10:00 A.M. Eastern Time. All interested parties are welcome to participate on the live call. The Fortress conference call may be accessed by dialing 1-877-694-6694 (from within the U.S.) or 1-970-315-0985 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress Second Quarter Earnings Call.” A simultaneous webcast of the Fortress conference call will be available to the public on a listen-only basis at www.fortress.com on the Investor Relations page. A copy of the Fortress earnings release will be posted to the Investor Relations section of Fortress’ website, www.fortress.com. Nothing on the Fortress website is included or incorporated by reference herein.

About New Media Investment Group Inc.

New Media is focused primarily on investing in a high quality, diversified portfolio of local media assets, and on growing existing advertising and digital marketing businesses. The Company is one of the largest publishers of locally based print and online media in the United States as measured by number of daily publications. Including the announced Providence Journal acquisition, the Company will operate in 363 markets across 27 states. Including the announced Providence Journal acquisition, New Media’s portfolio of products, which will include 451 community publications, 367 related websites, and six yellow page directories, will serve more than 130,000 business advertising accounts and will reach over 12 million people on a weekly basis.

For more information regarding New Media and to be added to our email distribution list, please visit www.newmediainv.com.

Non-GAAP Financial Measures

The Company strongly urges stockholders and other interested persons not to rely on any single financial measure to evaluate its business. In addition, because same store results, Adjusted EBITDA, As Adjusted EBITDA, free cash flow and as adjusted net income, are not measures of financial performance under GAAP and are susceptible to varying calculations, these non-GAAP measures, as presented in this press release, may differ from and may not be comparable to similarly titled measures used by other companies.

Same Store Results

Same store results, a non-GAAP financial measure, take into account material acquisitions and divestitures of the Company by adjusting prior year performance to include or exclude financial results as if the Company had owned or divested a business for the comparable period. The Victorville acquisition is not considered material.

Adjusted EBITDA, As Adjusted EBITDA and Free Cash Flow

The Company defines Adjusted EBITDA as net income (loss) from continuing operations before income tax expense (benefit), interest/financing expense, depreciation and amortization and non-cash impairments. The Company defines As Adjusted EBITDA as Adjusted EBITDA before other non-cash items such as non-cash compensation, non-recurring integration and reorganization costs and Adjusted EBITDA from non-wholly owned subsidiaries. The Company defines free cash flow as As Adjusted EBITDA less capital expenditures, cash taxes, interest paid and pension payments.

Management’s Use of Adjusted EBITDA, As Adjusted EBITDA and Free Cash Flow

Adjusted EBITDA, As Adjusted EBITDA and free cash flow are not measures of financial performance under GAAP and should not be considered in isolation or as alternatives to income from operations, net income (loss), cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. New Media’s management believes these non-GAAP measures, as defined above, are useful to investors for the following reasons:

•	Evaluating performance and identifying trends in day-to-day performance because the items excluded have little or no significance on its day-to-day operations;

•	Providing assessments of controllable expenses that afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieving optimal financial performance; and

•	Indicators for management to determine if adjustments to current spending decisions are needed.

Adjusted EBITDA, As Adjusted EBITDA and free cash flow provide New Media with measures of financial performance, independent of items that are beyond the control of management in the short-term, such as depreciation and amortization, taxation and interest expense associated with its capital structure. These metrics measure New Media’s financial performance based on operational factors that management can impact in the short-term, namely the cost structure or expenses of the organization. Adjusted EBITDA, As Adjusted EBITDA and free cash flow are some of the metrics used by senior management and the Board of Directors to review the financial performance of the business on a monthly basis. In addition, New Media’s management utilizes these metrics to evaluate the Company’s performance, along with other criteria, to determine the funds available for paying the quarterly dividend.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our intention to stabilize our traditional print business, grow digital business and revenues, expected timing, closing and benefits of The Providence Journal acquisition and pursue and complete future acquisition opportunities. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties, such as a continued declines in advertising circulation, economic conditions in the markets in which we operate, competition from other media companies, the possibility of insufficient advertising interest in our digital business, technological developments in the media sector, an ability to source acquisition opportunities with an attractive risk-adjusted return profile, inadequate diligence of acquisition targets, and difficulties integrating newly acquired businesses. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s Annual Report on Form 10-K and filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Source: New Media Investment Group

Investor Relations: (212) 479-3160

NEW MEDIA INVESTMENT GROUP INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

	June 29, 2014	December 29, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$31,347	$31,811
Restricted cash	6,477	6,477
Accounts receivable, net of allowance for doubtful accounts of $889 and $349 at June 29, 2014 and December 29, 2013, respectively	65,322	71,401
Inventory	7,463	7,697
Prepaid expenses	7,974	7,986
Other current assets	15,057	11,799

Total current assets	133,640	137,171
Property, plant, and equipment, net of accumulated depreciation of $22,241 and $5,539 at June 29, 2014 and December 29, 2013, respectively	258,498	270,187
Goodwill	126,571	125,911
Intangible assets, net of accumulated amortization of $4,265 and $1,049 at June 29, 2014 and December 29, 2013, respectively	144,475	145,401
Deferred financing costs, net	3,543	8,297
Other assets	3,816	2,986

Total assets	$670,543	$689,953

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term liabilities	$646	$699
Current portion of long-term debt	1,500	4,312
Accounts payable	5,454	10,973
Accrued expenses	40,853	55,818
Deferred revenue	31,746	30,620

Total current liabilities	80,199	102,422
Long-term liabilities:
Long-term debt	190,898	177,703
Long-term liabilities, less current portion	4,616	4,405
Pension and other postretirement benefit obligations	9,407	10,061

Total liabilities	285,120	294,591

Stockholders’ equity:
Common stock, $0.01 par value, 2,000,000,000 shares authorized at June 29, 2014 and December 29, 2013; 30,015,870 and 30,000,000 issued, and 30,015,870 and 30,000,000 outstanding at June 29, 2014 and December 29, 2013, respectively	300	300
Additional paid-in capital	387,419	387,398
Accumulated other comprehensive income	458	458
Retained earnings (accumulated deficit)	(2,754)	7,206

Total stockholders’ equity	385,423	395,362

Total liabilities and stockholders’ equity	$670,543	$689,953

NEW MEDIA INVESTMENT GROUP INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

and Comprehensive Loss

(In thousands, except share and per share data)

	Successor Company Three months ended June 29, 2014	Predecessor Company Three months ended June 30, 2013	Successor Company Six months ended June 29, 2014	Predecessor Company Six months ended June 30, 2013
Revenues:
Advertising	$95,837	$79,220	$178,460	$150,559
Circulation	46,102	33,047	90,471	65,513
Commercial printing and other	16,494	7,331	31,535	14,107

Total revenues	158,433	119,598	300,466	230,179
Operating costs and expenses:
Operating costs	87,615	64,978	172,470	129,998
Selling, general, and administrative	52,235	41,156	102,251	78,722
Depreciation and amortization	10,109	9,791	19,918	19,636
Integration and reorganization costs	412	741	837	958
Loss on sale of assets	688	649	687	1,043

Operating income (loss)	7,374	2,283	4,303	(178)
Interest expense	3,827	14,456	7,632	28,886
Amortization of deferred financing costs	333	261	758	522
Loss on early extinguishment of debt	9,047	—	9,047	—
Loss on derivative instruments	76	5	51	9
Other (income) expense	(159)	737	(158)	1,008

Loss from continuing operations before income taxes	(5,750)	(13,176)	(13,027)	(30,603)
Income tax benefit	(2,481)	—	(3,067)	—

Loss from continuing operations	(3,269)	(13,176)	(9,960)	(30,603)
Loss from discontinued operations, net of income taxes	—	(946)	—	(1,034)

Net loss	(3,269)	(14,122)	(9,960)	(31,637)

Loss per share:
Basic and diluted:
Loss from continuing operations	$(0.11)	$(0.23)	$(0.33)	$(0.53)
Loss from discontinued operations, net of tax	—	(0.01)	—	(0.01)

Net loss	$(0.11)	$(0.24)	$(0.33)	$(0.54)
Basic weighted average shares outstanding	30,000,000	58,076,193	30,000,000	58,063,901
Diluted weighted average shares outstanding	30,000,000	58,076,193	30,000,000	58,063,901
Comprehensive loss	$(3,269)	$(7,126)	$(9,960)	$(16,923)

NEW MEDIA INVESTMENT GROUP INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Successor Company Six months ended June 29, 2014	Predecessor Company Six months ended June 30, 2013
Cash flows from operating activities:
Net loss	$(9,960)	$(31,637)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	19,918	19,693
Amortization of deferred financing costs	758	522
Loss on derivative instruments, realized and unrealized	(25)	9
Non-cash compensation expense	21	25
Non-cash interest expense	107	—
Non-cash loss on early extinguishment of debt	5,949	—
Loss on sale of assets	687	2,198
Pension and other postretirement benefit obligations	(669)	(428)
Changes in assets and liabilities:
Accounts receivable, net	6,783	4,912
Inventory	392	710
Prepaid expenses	234	518
Other assets	(4,046)	194
Accounts payable	(5,667)	(293)
Accrued expenses	(12,106)	2,591
Deferred revenue	594	112
Other long-term liabilities	211	(215)

Net cash provided by (used in) operating activities	3,181	(1,089)

Cash flows from investing activities:
Purchases of property, plant, and equipment	(1,639)	(2,018)
Proceeds from sale of publications and other assets	311	740
Acquisitions, net of cash acquired	(8,028)	—

Net cash used in investing activities	(9,356)	(1,278)

Cash flows from financing activities:
Payment of debt issuance costs	(4,565)	—
Borrowings under term loans	193,275	—
Borrowings under revolving credit facility	7,068	—
Repayments under long-term debt	(157,999)	(6,648)
Repayments under revolving credit facility	(32,068)	—

Net cash provided by (used in) financing activities	5,711	(6,648)

Net decrease in cash and cash equivalents	(464)	(9,015)
Cash and cash equivalents at beginning of period	31,811	34,527

Cash and cash equivalents at end of period	$31,347	$25,512

NEW MEDIA INVESTMENT GROUP INC. AND SUBSIDIARIES

As Adjusted EBITDA

(In thousands, except share and per share data)

	Successor Company Three months ended June 29, 2014	Predecessor Company Three months ended June 30, 2013	Successor Company Six months ended June 29, 2014	Predecessor Company Six months ended June 30, 2013
Loss from continuing operations	$(3,269)	$(13,176)	$(9,960)	$(30,603)
Income tax benefit	(2,481)	—	(3,067)	—
Loss on derivative instruments (1)	76	5	51	9
Loss on early extinguishment of debt	9,047	—	9,047	—
Amortization of deferred financing costs	333	261	758	522
Interest expense	3,827	14,456	7,632	28,886
Depreciation and amortization	10,109	9,791	19,918	19,636

Adjusted EBITDA from continuing operations	17,642	11,337	24,379	18,450
Non-cash compensation and other expense	5,547	5,103	7,486	6,376
Integration and reorganization costs	412	741	837	958
Non-cash portion of postretirement benefits expense	—	(213)	—	(428)
Loss on sale of assets	688	649	687	1,043
As Adjusted EBITDA from discontinued operations	—	275	—	123

As Adjusted EBITDA	24,289	17,892	33,389	26,522
Adjustment for Local Media acquisition	—	5,810	—	7,831

Same store As Adjusted EBITDA	24,289	23,702	33,389	34,353
Interest paid	(3,484)	(3,735)	(7,238)	(7,403)
Net capital expenditures	(861)	(1,601)	(1,639)	(2,043)
Pension Payments	(354)	(213)	(666)	(428)
Cash taxes	—	—	—	—

Proforma Free Cash Flow	$19,590	$18,153	$23,846	$24,479

Diluted weighted average shares outstanding	30,000,000		30,000,000
Proforma Free Cash Flow per share	$0.65		$0.79

1)	Non-cash loss on derivative instruments is related to interest rate swap agreements which are financing related and are excluded from Adjusted EBITDA.

NEW MEDIA INVESTMENT GROUP INC. AND SUBSIDIARIES

Same Store Revenues

(In thousands)

	Successor Company Three months ended June 29, 2014	Predecessor Company Three months ended June 30, 2013	Successor Company Six months ended June 29, 2014	Predecessor Company Six months ended June 30, 2013
Total revenues from continuing operations	$158,433	$119,598	$300,466	$230,179
Revenues adjustment for Local Media acquisition	—	39,708	—	75,214

Same Store Revenues	$158,433	$159,306	$300,466	$305,393